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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

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SUBSIDIARY:                                                             JURISDICTION OF ORGANIZATION:
EGL Eagle Global Logistics, LP                                          Delaware
EGL Management, LLC                                                     Delaware
EGL Trade Services, Inc.                                                California
EGL Delaware Limited Liability Company                                  Delaware
Eagle Maritime Services, Inc.                                           Texas
Eagle USA Import Brokers, Inc.                                          Texas
Eagle Urban Renewal Corporation                                         New Jersey
Eagle International Holdings, Inc.                                      Delaware
Eagle Partners, LP                                                      Delaware
EUSA Partners, Inc.                                                     Delaware
EUSA Holdings, Inc.                                                     Delaware
Eagle Global Logistics de Argentina S.R.L.                              Argentina
Eagle Asia Holdings, Ltd.                                               Hong Kong
EGL Eagle Transportation Services (Aust) Pty Limited                    Australia
E.I. Freight Holdings, B.V.                                             Netherlands
Eagle Global Logistics de Brazil, Ltda.                                 Brazil
EGL (Canada) Holding Co. Inc.                                           Delaware
EGL Eagle Global Logistics (Canada) Corp.                               Nova Scotia
EGL Eagle Global Logistica de Chile Ltda                                Chile
Eagle International U.K. Ltd.                                           United Kingdom
Eagle Global Logistics (UK) Limited                                     United Kingdom
EGL Eagle Global Logistis Mexico, S.A. de C.V.                          Mexico
EGL Eagle Global Logistics (Hong Kong) Limited                          Hong Kong
Eagle Global Logistics de Peru S.R.L.                                   Peru
EGL Eagle Global Logistics (New Zealand) Limited                        New Zealand
EGL Eagle Global Logistics (Austria) GmbH                               Austria
EGL Eagle Global Logistics (Hungary) Kft.                               Hungary
EGL Eagle Global Logistics (M) Sdn Bhd                                  Malaysia
EGL Eagle Global Logistics (Finland) OY                                 Finland
EGL Eagle Global Logistics (Sweden) AB                                  Sweden
EGL Eagle Global Logistics (Schweiz) Gmbh                               Germany
Concord Express (Taiwan) Co. Ltd.                                       Taiwan
EGL Eagle Global Logistics (Taiwan) Co., Ltd.                           Taiwan
EGL Belgium Holdings, B.V.                                              Belgium
EGL Eagle Global Logistics China Limited                                China
EGL Eagle Global Logistics (S) Pte. Ltd.                                Singapore
PT EGL Eagle Global Logistics (Indonesia) International                 Indonesia
EGL Eagle Global Logistics Korea, Inc.                                  Korea
EGL Eagle Global Logistics (Aust) Pty. Limited                          Australia
EGL Asia Pacific Holdings Company Pte. Ltd.                             Hong Kong
EGL Eagle Global Logistics Japan, Inc.                                  Japan
EGL Eagle Global Logistics (India) Pvt. Ltd.                            India
EGL Eagle Global Logistics (France) SARL                                France
EGL Eagle Global Logistics (Thailand) Ltd.                              Thailand
Circle International Group, Inc.                                        Delaware
Circle International, Inc.                                              Delaware
Circle International Holdings, Inc.                                     Delaware
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Certain subsidiaries not in the aggregate constituting a significant subsidiary are omitted pursuant to Regulation S-K 601(21)(ii).